EXHIBIT 23.4


                               S. W. HATFIELD, CPA
                          Certified Public Accountants
                        9002 Green Oaks Circle, 2nd Floor
                            Dallas, Texas 75243-7212
                                 (214) 342-9635



American Ammunition, Inc.
3545 NW 71ST Street
Miami, Florida 33147

     RE: American Ammunition, Inc. f/k/a FBI Fresh Burgers International

Dear Sir or Madam:

We consent to the use in Form SB-2 Registration Statement (File No. 333-46160) under The Securities Act of 1933 of American Ammunition, Inc. (a California corporation) of our report dated September 19, 2001 on the financial statements of F&F Equipment, Inc., dba American Ammunition, (a Florida corporation) as of December 31, 2000 and 1999 and for each of the two years then ended, accompanying the financial statements contained in such Form SB-2 Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


/s/ S. W. HATFIELD, CPA
S. W. HATFIELD, CPA

Dallas, Texas
November 29, 2001